UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2021 (June 25, 2021)

CLEARPOINT NEURO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34822	58-2394628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 S. Sierra Ave., Suite 100

Solana Beach California 92075

(Address of principal executive offices, zip code)

(949) 900-6833

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CLPT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As part of a regular review of the corporate governance practices of ClearPoint Neuro, Inc. (the “Company”) and in an effort to continue to attract and retain qualified members of the Company’s Board of Directors (the “Board”), which includes compensating members appropriately for their services, the Compensation Committee of the Board engaged an independent compensation consultant to perform a benchmarking analysis, evaluating the Board’s compensation relative to its peer companies and market compensation practices.

Based on the results of the compensation consultant’s analysis, the Compensation Committee of the Board recommended to the Board, and the Board approved revisions to the ClearPoint Neuro, Inc. Non-Employee Director Compensation Plan (the “Director Plan”), which provides annual cash and equity compensation, on the terms and conditions contained therein. The Director Plan had last been revised since December 12, 2017.

The foregoing description of the amended Director Plan is only a summary and is qualified in its entirety by the full text of the amended Director Plan, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with the foregoing revisions of the Director Plan and in furtherance of alignment with the Company’s stockholders, the Board approved the Company’s Executive Officer and Director Stock Ownership Guidelines, which are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Finally, the Board approved a new standard form of indemnification agreement (the “Indemnification Agreement”), and the Company entered into such with each of its directors and executive officers. The Indemnification Agreement provides, among other things, that the Company will indemnify the directors and executive officers, under the circumstances and to the extent provided for therein, for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of his or her service as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the he or she provides services at the Company’s request.

The foregoing description of the terms and conditions of the Indemnification Agreement is only a summary and is qualified in its entirety by the full text of the Indemnification Agreement, the form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits. Exhibit No.	Description of Exhibit
10.1	ClearPoint Neuro, Inc. Non-Employee Director Compensation Plan, as amended and restated by the Board of Directors on June 25, 2021.
10.2	Form of Indemnification Agreement.
99.1	ClearPoint Neuro, Inc. Executive Officer and Director Stock Ownership Guidelines

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2021	CLEARPOINT NEURO, INC.

	By:	/s/ Danilo D’Alessandro
Danilo D’Alessandro
Chief Financial Officer